EXHIBIT 10.129

                                 AMENDMENT NO. 1
                                       TO
                            AGREEMENT BY AND BETWEEN
                     SHERMAN OAKS HOSPITAL AND HEALTH CENTER
                           AND OPTIMUMCARE CORPORATION

        THIS AMENDMENT NO. 1 (this "Amendment"), dated as of July 17, 2000, is made by and between Sherman Oaks Hospital and Health Center (the "Hospital") and OptimumCare Corporation (the "Manager"), amending that certain Agreement (the "Agreement"), dated as of January 1, 1999, by and between the Hospital and the Manager, with reference to the following recitals:

                                    RECITALS

        A. Hospital operates an acute care facility in Sherman Oaks, California and, in connection therewith, operates an outpatient partial hospitalization program ("PHP") for the treatment of patients with psychiatric disorders.

        B. Manager is in the business of providing management services with respect to outpatient hospitalization programs operated by hospitals.

        C. Pursuant to the Agreement, Manager agreed to provide certain management services for the treatment of patients of the Hospital with psychiatric disorders in connection with Hospital's PHP for a fee as set forth in the Agreement;

        D. Hospital has determined that the needs of the community served by the Hospital (the "Hospital Community") could be served by the expansion of the Hospital's PHP so that it can accommodate additional patients;

        E. The Hospital's PHP currently can accommodate a maximum of 35 average patient days. The Hospital has determined that the needs of the Hospital's Community would be served better by expanding the PHP to accommodate a maximum of at least 50 average patient days.

        F. It is anticipated that the expansion of the program to accommodate a maximum of at least 50 average patient days, which represents a 42% increase in average patient days, will occur gradually commencing on August 1, 2000 and continuing for at least one (1) year.

        G. In order to expand the PHP, it will be necessary for the Hospital to incur additional costs, including, without limitation, additional capital costs, additional tenant improvements. Furthermore, expansion of the PHP will require additional and expanded management services from those contemplated when the Agreement was originally entered into by the parties.

        H. In order to accommodate the expansion of the PHP contemplated by the Hospital, it will be necessary for the Manager to (i) incur additional and significant labor costs with respect to both administrative and professional services that are Manager's responsibility pursuant to the terms of the Agreement; (ii) incur additional and significant overhead costs in order for Manager to fulfill its obligations with respect to training, orientation, education, consultation, clinical services, QA/UR and related matters, all as contemplated under the Agreement, and (iii) incur additional costs in order to meet the requirements under the Agreement with respect to professional and comprehensive general liability insurance for itself and its employees and contracted personnel.

        NOW, THEREFORE, in reliance on the foregoing recitals, and in consideration of the mutual promises and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

        1. AMENDMENT OF SECTION 7 - MANAGEMENT FEE.

        In recognition of the increased costs to the Manager resulting from the expansion of the Hospital's PHP as described in the above recitals, the first sentence of Section 7(a) shall be deleted and replaced in its entirety with the following:

        "Hospital shall pay to Manager a monthly fee for its services hereunder in accordance with the following schedule:

        a. For the period commencing November 1, 2000 and ending January 31, 2001 - Fifty- Four Thousand Dollars ($54,000) per month;

        b. For the period commencing February 1, 2001 and ending May 31, 2001 - Sixty-Two Thousand Four Hundred Dollars ($62,400) per month;

        c. For the period commencing June 1, 2001 and ending September 30, 2001
- Seventy Thousand Eight Hundred Dollars ($70,800) per month;

        d. For the period commencing on October 1, 2001 thereto, - Seventy-Nine Thousand Two Hundred Dollars ($79,200) per month; and

        2. MANAGEMENT FEE FOR THE PERIOD JANUARY 1, 2000 THROUGH JUNE 30, 2000.

        The parties hereto acknowledge a prior verbal agreement between them to amend the Agreement to increase the management fee thereunder during the period January 1, 2000 through August 31, 2000 to Sixty ($60,000) per month. The parties intend to memorialize this verbal agreement pursuant to this Section 2.

        3. REAFFIRMATION.

        The Agreement shall remain in full force and effect, subject to the amendments and modifications specifically provided for in this Amendment.

        4. COUNTERPARTS.

        This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SHERMAN OAKS HOSPITAL
AND HEALTH CENTER

By:     David Levinsohn
   -------------------------------

Title   CEO
      -------------------------------

OPTIMUMCARE CORPORATION

By:     Edward A. Johnson
   -------------------------------

Title:  CEO
      -------------------------------